U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2006

VIRAL GENETICS, INC.
(Exact name of registrant as specified in its charter)

000-26875
(Commission File No.)

Delaware	33-0814123
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1321 Mountain View Circle, Azusa, CA 91702
(Address of principal executive offices)

(626) 334-5310
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 16, 2006, the board of directors of Viral Genetics, Inc., adopted resolutions increasing the number of persons comprising the board from five to six and elected Elizabeth Hoffman, PhD., to fill the resulting vacancy. No decision was made regarding her appointment to committees of the board. At the time of her election Dr. Hoffman was granted an option to purchase 100,000 shares of Viral Genetics common stock at an exercise price of $0.80 per share that expires February 16, 2008.

Dr. Hoffman served as President of the University of Colorado system from 2000 to 2005, and was named President Emerita upon the completion of her 5-year tenure. She currently serves as Professor of Economics and Public Affairs at the University of Colorado. Dr. Hoffman served on the board of directors of Target Corporation from 2003 to 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAL GENETICS, INC.

Dated: February 21, 2006	By:	/s/ Haig Keledjian
Haig Keledjian, President